HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
June 9, 2008

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to thirteen separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

• Principal Amount: $1,000.00 per note
• Offering Period End Date: [June 25, 2008 at 4:00 pm, New York City time]
• Initial Public Offering Price: $1,000 per note (100 percent)
• Initial Valuation Date: June 25, 2008
• Issue Date: June 30, 2008
• Initial Price: The market price (as described herein) of the reference asset on the initial valuation date.

• Barrier Price: The product of the barrier level of the reference asset multiplied by its initial price.
• Final Price: The market price of the reference asset on the final valuation date.
• Interest Payment Dates: The 30th of each month following the issue date (or, if that day is not a business day, the following business day), commencing on July 30, 2008 and ending on, and including, the maturity date.
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (1)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (2)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(3)	MATURITY DATE(4)
DH HORTON, INC. (DHI)	24.00%	65.00%	TBD	TBD	TBD	TBD	4042K0PZ2 / [●]	December 24, 2008	December 30, 2008
GENERAL MOTORS CORPORATION (GM) (Offering 1)	22.50%	60.00%	TBD	TBD	TBD	TBD	4042K0QA6 / [●]	December 24, 2008	December 30, 2008
CONSOL ENERGY INC. (CNX)	18.00%	70.00%	TBD	TBD	TBD	TBD	4042K0QB4 / [●]	September 25 2008	September 30, 2008
GENERAL MOTORS CORPORATION (GM) (Offering 2)	17.50%	60.00%	TBD	TBD	TBD	TBD	4042K0QC2 / [●]	September 25, 2008	September 30, 2008
APPLE, INC. (AAPL)	17.00%	80.00%	TBD	TBD	TBD	TBD	4042K0QD0 / [●]	September 25, 2008	September 30, 2008
BUCYRUS INTERNATIONAL, INC. (BUCY)	16.10%	70.00%	TBD	TBD	TBD	TBD	4042K0QE8 / [●]	December 24, 2008	December 30, 2008
JPMORGAN CHASE & CO. (JPM)	16.00%	80.00%	TBD	TBD	TBD	TBD	4042K0QF5 / [●]	September 25, 2008	September 30, 2008
THE BLACKSTONE GROUP L.P. (BX)	14.30%	75.00%	TBD	TBD	TBD	TBD	4042K0QG3 / [●]	September 25, 2008	September 30, 2008
SPRINT NEXTEL CORPORATION (S)	14.00%	65.00%	TBD	TBD	TBD	TBD	4042K0QH1 / [●]	September 25, 2008	September 30, 2008
KOHL’S CORPORATION (KSS)	13.00%	75.00%	TBD	TBD	TBD	TBD	4042K0QJ7 / [●]	December 24, 2008	December 30, 2008
INTERNATIONALCONTINENTALEXCHANGE, INC. (ICE)	12.50%	70.00%	TBD	TBD	TBD	TBD	4042K0QK4 / [●]	December 24, 2008	December 30, 2008
VALERO ENERGY CORP. (VLO)	11.00%	75.00%	TBD	TBD	TBD	TBD	4042K0QL2 / [●]	September 25, 2008	September 30, 2008
REGIONS FINANCIAL CORPORATION (RF)	10.50%	60.00%	TBD	TBD	TBD	TBD	4042K0QM0/ [●]	December 24, 2008	December 30, 2008
(1) The physical delivery amount will be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(2) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(3) The final valuation date is subject to adjustment as described in the product supplement.
(4) Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. June 9, 2008

GENERAL TERMS

This free writing prospectus relates to thirteen separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-2 of this document, page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm

•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”; and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-4 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.
FWP-2

4. There is a limited amount of historical data on the THE BLACKSTONE GROUP L.P.

According to publicly available information, the common stock of THE BLACKSTONE GROUP L.P. commenced trading on June 22, 2007. As a result, there is a limited amount of historical data that can be provided for the common stock THE BLACKSTONE GROUP L.P. For more information on THE BLACKSTONE GROUP L.P., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by THE BLACKSTONE GROUP L.P. can be located by reference to the SEC file number specified in the description of the reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information regarding the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through March 31, 2008 and for the period from April 1, 2008 through June 6, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

• If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;
• If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
• If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustrative purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

D.R. HORTON, INC. (DHI)

Description of D.R. Horton, Inc.

According to publicly available information, D.R. Horton, Inc. (“D.R. Horton”) operates as a homebuilding company in the United States. D.R. Horton constructs and sells single-family homes. D.R. Horton markets and sells its homes through commissioned employees and independent real estate brokers. Through its financial services operations, D.R. Horton provides mortgage banking and title agency services to homebuyers in its homebuilding markets.

D.R. Horton’s SEC file number is 1-14122.

Historical Performance of D.R. Horton

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	34.57	27.44	29.24
June 30, 2005	39.20	26.83	37.61
September 30, 2005	42.81	33.35	36.22
December 30, 2005	38.56	28.80	35.73
March 31, 2006	41.66	30.80	33.22
June 30, 2006	35.27	22.55	23.82
September 29, 2006	25.40	19.52	23.95
December 29, 2006	27.81	21.51	26.49
March 30, 2007	31.13	21.79	22.00
June 29, 2007	24.49	19.76	19.93
September 28, 2007	20.75	12.49	12.81
December 31, 2007	15.18	10.15	13.17
March 31, 2008	17.79	9.79	15.75
April 1, 2008 through June 6, 2008	17.95	11.57	11.64

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 24.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	D.R. Horton
Initial Price:	USD[●]
Barrier Level:	65.00%
Interest Rate:	24.00 percent per annum
Physical Delivery Amount:	[●]
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	12.00%		100.00%
+	90%	12.00%		90.00%
+	80%	12.00%		80.00%
+	70%	12.00%		70.00%
+	60%	12.00%		60.00%
+	50%	12.00%		50.00%
+	40%	12.00%		40.00%
+	30%	12.00%		30.00%
+	20%	12.00%		20.00%
+	10%	12.00%		10.00%
	0%	12.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	2.00%	12.00%	-10.00%
-	20%	-8.00%	12.00%	-20.00%
-	30%	-18.00%	12.00%	-30.00%
-	40%	-28.00%	NA	-40.00%
-	50%	-38.00%	N/A	-50.00%
-	60%	-48.00%	N/A	-60.00%
-	70%	-58.00%	N/A	-70.00%
-	80%	-68.00%	N/A	-80.00%
-	90%	-78.00%	N/A	-90.00%
-	100%	-88.00%	N/A	-100.00%

FWP-5

GENERAL MOTORS CORPORATION (GM)
(OFFERING 1)

Description of General Motors Corporation

According to publicly available information, General Motors Corporation (“General Motors”) manufactures and sells vehicles worldwide under various brand names. General Motors also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications.

General Motors’ SEC file number is 001-0143.

Historical Performance of General Motors

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	40.77	28.00	29.39
June 30, 2005	36.64	24.68	34.00
September 30, 2005	37.69	30.21	30.61
December 30, 2005	31.50	18.34	19.42
March 31, 2006	24.59	18.47	21.27
June 30, 2006	30.42	19.00	29.79
September 29, 2006	33.62	27.12	33.26
December 29, 2006	36.54	28.49	30.72
March 30, 2007	37.24	28.81	30.64
June 29, 2007	38.66	28.86	37.80
September 28, 2007	38.27	29.10	36.70
December 31, 2007	43.02	24.50	24.89
March 31, 2008	29.28	17.47	19.05
April 1, 2008 through June 6, 2008	24.23	16.20	16.22

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 22.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	General Motors
Initial Price:	USD[●]
Barrier Level:	60.00%
Interest Rate:	22.50 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.25%		100.00%
+	90%	11.25%		90.00%
+	80%	11.25%		80.00%
+	70%	11.25%		70.00%
+	60%	11.25%		60.00%
+	50%	11.25%		50.00%
+	40%	11.25%		40.00%
+	30%	11.25%		30.00%
+	20%	11.25%		20.00%
+	10%	11.25%		10.00%
	0%	11.25%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	1.25%	11.25%	-10.00%
-	20%	-8.75%	11.25%	-20.00%
-	30%	-18.75%	11.25%	-30.00%
-	40%	-28.75%	11.25%	-40.00%
-	50%	-38.75%	N/A	-50.00%
-	60%	-48.75%	N/A	-60.00%
-	70%	-58.75%	N/A	-70.00%
-	80%	-68.75%	N/A	-80.00%
-	90%	-78.75%	N/A	-90.00%
-	100%	-88.75%	N/A	-100.00%

FWP-6

CONSOL ENERGY INC. (CNX)

Description of CONSOL ENERGY INC.

According to publicly available information, CONSOL ENERGY INC. (“Consol”) engages in the production of multi-fuel energy and provision of energy services primarily to electric power generation industry in the United States. Consol involves in the mining, preparation, marketing, and sale of steam coal, primarily to power generators, as well as metallurgical coal to metal and coke producers. Consol also produces and sells methane gas primarily to gas wholesalers.

Consol’s SEC file number is 001-14901.

Historical Performance of Consol

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	24.63	18.58	23.51
June 30, 2005	27.50	20.78	26.79
September 30, 2005	38.73	26.90	38.14
December 30, 2005	39.87	26.81	32.59
March 31, 2006	37.67	30.00	37.08
June 30, 2006	49.09	35.12	46.72
September 29, 2006	48.90	28.10	31.73
December 29, 2006	38.71	28.69	32.13
March 30, 2007	39.65	29.15	39.13
June 29, 2007	49.85	38.89	46.11
September 28, 2007	50.21	34.37	46.60
December 31, 2007	74.18	45.04	71.52
March 31, 2008	84.18	53.66	69.19
April 1, 2008 through June 6, 2008	107.89	67.33	103.35

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Consol
Initial Price:	USD[●]
Barrier Level:	70.00%
Interest Rate:	18.00 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.50%		100.00%
+	90%	4.50%		90.00%
+	80%	4.50%		80.00%
+	70%	4.50%		70.00%
+	60%	4.50%		60.00%
+	50%	4.50%		50.00%
+	40%	4.50%		40.00%
+	30%	4.50%		30.00%
+	20%	4.50%		20.00%
+	10%	4.50%		10.00%
	0%	4.50%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	-5.50%	4.50%	-10.00%
-	20%	-15.50%	4.50%	-20.00%
-	30%	-25.50%	4.50%	-30.00%
-	40%	-35.50%	N/A	-40.00%
-	50%	-45.50%	N/A	-50.00%
-	60%	-55.50%	N/A	-60.00%
-	70%	-65.50%	N/A	-70.00%
-	80%	-75.50%	N/A	-80.00%
-	90%	-85.50%	N/A	-90.00%
-	100%	-95.50%	N/A	-100.00%

FWP-7

GENERAL MOTORS CORPORATION (GM)
(OFFERING 2)

Description of General Motors Corporation

According to publicly available information, General Motors Corporation (“General Motors”) manufactures and sells vehicles worldwide under various brand names. General Motors also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications.

General Motors’ SEC file number is 001-0143.

Historical Performance of General Motors

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	40.77	28.00	29.39
June 30, 2005	36.64	24.68	34.00
September 30, 2005	37.69	30.21	30.61
December 30, 2005	31.50	18.34	19.42
March 31, 2006	24.59	18.47	21.27
June 30, 2006	30.42	19.00	29.79
September 29, 2006	33.62	27.12	33.26
December 29, 2006	36.54	28.49	30.72
March 30, 2007	37.24	28.81	30.64
June 29, 2007	38.66	28.86	37.80
September 28, 2007	38.27	29.10	36.70
December 31, 2007	43.02	24.50	24.89
March 31, 2008	29.28	17.47	19.05
April 1, 2008 through June 6, 2008	24.23	16.20	16.22

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	General Motors
Initial Price:	USD[●]
Barrier Level:	60.00%
Interest Rate:	17.50 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.38%		100.00%
+	90%	4.38%		90.00%
+	80%	4.38%		80.00%
+	70%	4.38%		70.00%
+	60%	4.38%		60.00%
+	50%	4.38%		50.00%
+	40%	4.38%		40.00%
+	30%	4.38%		30.00%
+	20%	4.38%		20.00%
+	10%	4.38%		10.00%
	0%	4.38%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	-5.62%	4.38%	-10.00%
-	20%	-15.62%	4.38%	-20.00%
-	30%	-25.62%	4.38%	-30.00%
-	40%	-35.62%	4.38%	-40.00%
-	50%	-45.62%	N/A	-50.00%
-	60%	-55.62%	N/A	-60.00%
-	70%	-65.62%	N/A	-70.00%
-	80%	-75.62%	N/A	-80.00%
-	90%	-85.62%	N/A	-90.00%
-	100%	-95.62%	N/A	-100.00%

FWP-8

APPLE INC. (APPL)

Description of APPLE INC.

According to publicly available information, APPLE INC. (“Apple”) designs, manufactures, and markets personal computers and related personal computing and communicating solutions. Apple's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store.

Apple’s SEC file number is 000-10030

Historical Performance of Apple

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.44	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	87.05	57.67	62.72
June 30, 2006	73.38	55.41	57.12
September 29, 2006	77.78	50.35	77.03
December 29, 2006	93.15	72.60	84.84
March 30, 2007	97.80	81.90	92.91
June 29, 2007	127.60	89.60	122.04
September 28, 2007	155.00	111.62	153.54
December 31, 2007	202.96	150.64	198.08
March 31, 2008	200.20	115.44	143.50
April 1, 2008 through June 6, 2008	192.24	144.54	185.64

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Apple
Initial Price:	USD[●]
Barrier Level:	80.00%
Interest Rate:	17.00 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.25%		100.00%
+	90%	4.25%		90.00%
+	80%	4.25%		80.00%
+	70%	4.25%		70.00%
+	60%	4.25%		60.00%
+	50%	4.25%		50.00%
+	40%	4.25%		40.00%
+	30%	4.25%		30.00%
+	20%	4.25%		20.00%
+	10%	4.25%		10.00%
	0%	4.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.75%	4.25%	-10.00%
-	20%	-15.75%	4.25%	-20.00%
-	30%	-25.75%	N/A	-30.00%
-	40%	-35.75%	N/A	-40.00%
-	50%	-45.75%	N/A	-50.00%
-	60%	-55.75%	N/A	-60.00%
-	70%	-65.75%	N/A	-70.00%
-	80%	-75.75%	N/A	-80.00%
-	90%	-85.75%	N/A	-90.00%
-	100%	-95.75%	N/A	-100.00%

FWP-9

BUCYRUS INTERNATIONAL, INC. (BUCY)

Description of BUCYRUS INTERNATIONAL, INC.

According to publicly available information, Bucyrus International, Inc. (“Bucyrus”) engages in the design and manufacture of mining equipment for the extraction of coal, copper, oil sands, iron ore, and other minerals in mining centers worldwide. Its surface mining original equipment includes draglines, which are primarily used in coal mining applications to remove overburden; electric mining shovels that are primarily used to load copper, coal, oil sands, iron ore, other mineral bearing materials, or rock into trucks; and rotary blasthole drills, which are used to drill holes. Bucyrus also supplies replacement and upgrade parts and services for its installed base of original equipment. Bucyrus sells its equipment and aftermarket parts and services directly through company personnel in the United States and in international markets.

Bucyrus’ SEC file number is 000-50858

Historical Performance of BUCY

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	15.58	11.56	13.02
June 30, 2005	13.25	10.53	12.66
September 30, 2005	16.49	11.64	16.38
December 30, 2005	18.08	12.74	17.57
March 31, 2006	24.70	17.30	24.10
June 30, 2006	30.36	18.87	25.25
September 29, 2006	26.71	19.28	21.21
December 29, 2006	26.06	19.94	25.88
March 30, 2007	29.22	22.32	25.75
June 29, 2007	36.43	25.20	35.39
September 28, 2007	39.88	28.42	36.47
December 31, 2007	52.18	35.22	49.70
March 31, 2008	57.00	33.66	50.83
April 1, 2008 through June 6, 2008	78.18	49.37	75.36

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.10 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Bucyrus
Initial Price:	USD[●]
Barrier Level:	70.00%
Interest Rate:	16.10 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.05%		100.00%
+	90%	8.05%		90.00%
+	80%	8.05%		80.00%
+	70%	8.05%		70.00%
+	60%	8.05%		60.00%
+	50%	8.05%		50.00%
+	40%	8.05%		40.00%
+	30%	8.05%		30.00%
+	20%	8.05%		20.00%
+	10%	8.05%		10.00%
	0%	8.05%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.95	8.05%	-10.00%
-	20%	-11.95	8.05%	-20.00%
-	30%	-21.95	8.05%	-30.00%
-	40%	-31.95	N/A	-40.00%
-	50%	-41.95	N/A	-50.00%
-	60%	-51.95	N/A	-60.00%
-	70%	-61.95	N/A	-70.00%
-	80%	-71.95	N/A	-80.00%
-	90%	-81.95	N/A	-90.00%
-	100%	-91.95	N/A	-100.00%

FWP-10

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan Chase”) provides global financial services under the JP Morgan brand and retail banking under the Chase brand. JPMorgan Chase provides services such as investment banking, treasury and securities services, asset management, private banking, cardmember services, commercial banking, and home finance. JPMorgan Chase serves business enterprises, institutions, and individuals.

JPMorgan Chase’s SEC file number is 1-5805.

Historical Performance of JPMorgan Chase

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.8	39.34	42
September 29, 2006	47.49	40.4	46.96
December 29, 2006	49	45.51	48.3
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.7	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
April 1, 2008 through June 6, 2008	49.75	39.98	40.09

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	JPMorgan Chase
Initial Price:	USD[●]
Barrier Level:	80.00%
Interest Rate:	16.00 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	N/A	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

FWP-11

THE BLACKSTONE GROUP L.P. (BX)

Description of THE BLACKSTONE GROUP L.P.

According to publicly available information, THE BLACKSTONE GROUP L.P. (“Blackstone”) is a global alternative asset manager and provider of financial advisory services. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

The common stock of Blackstone commenced trading in the second quarter of 2007 on the relevant exchange; therefore, the historical prices for common stock of Blackstone commenced in and started from the second quarter of 2007.

Blackstone’s SEC file number is 001-33551.

Historical Performance of Blackstone

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	38.00	28.75	29.27
September 28, 2007	31.99	21.30	25.08
December 31, 2007	29.75	20.40	22.13
March 31, 2008	22.25	13.40	15.88
April 1, 2008 through June 6, 2008	20.97	15.92	18.46

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.30 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Blackstone
Initial Price:	USD[●]
Barrier Level	75.00%
Interest Rate:	14.30 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.58%		100.00%
+	90%	3.58%		90.00%
+	80%	3.58%		80.00%
+	70%	3.58%		70.00%
+	60%	3.58%		60.00%
+	50%	3.58%		50.00%
+	40%	3.58%		40.00%
+	30%	3.58%		30.00%
+	20%	3.58%		20.00%
+	10%	3.58%		10.00%
	0%	3.58%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.42%	3.58%	-10.00%
-	20%	-16.42%	3.58%	-20.00%
-	30%	-26.42%	N/A	-30.00%
-	40%	-36.42%	N/A	-40.00%
-	50%	-46.42%	N/A	-50.00%
-	60%	-56.42%	N/A	-60.00%
-	70%	-66.42%	N/A	-70.00%
-	80%	-76.42%	N/A	-80.00%
-	90%	-86.42%	N/A	-90.00%
-	100%	-96.42%	N/A	-100.00%

FWP-12

SPRINT NEXTEL CORPORATION (S)

SPRINT NEXTEL CORPORATION

According to publicly available information, Sprint Nextel Corporation (“Sprint”) offers a range of wireless and wireline communications services to consumers, businesses, and government users in the United States and internationally. Sprint's Wireless segment provides an array of wireless mobile voice and data transmission services on networks that utilize CDMA and iDEN technologies. The Wireline segment provides a suite of wireline voice and data communications services, including domestic and international data communications using various protocols, such as multi-protocol label switching, or MPLS, technologies, as well as IP, ATM, frame relay, and managed network services and voice services.

Sprint’s SEC file number is 1-04721

Historical Performance of Sprint

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	22.82	19.77	20.64
June 30, 2005	23.11	19.57	22.76
September 30, 2005	24.65	21.09	21.57
December 30, 2005	23.42	20.09	21.19
March 31, 2006	23.80	20.39	23.44
June 30, 2006	24.39	19.38	19.99
September 29, 2006	20.77	15.96	17.15
December 29, 2006	20.62	16.76	18.89
March 30, 2007	20.42	16.93	18.96
June 29, 2007	23.42	18.89	20.71
September 28, 2007	22.63	17.24	19.00
December 31, 2007	19.70	12.96	13.13
March 31, 2008	13.16	5.49	6.69
April 1, 2008 through June 6, 2008	9.94	6.27	9.04

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Blackstone
Initial Price:	USD[●]
Barrier Level	65.00%
Interest Rate:	14.00 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 month
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	3.50%	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

FWP-13

KOHL’S CORPORATION (KSS)

KOHL’S CORPORATION

According to publicly available information, Kohl's Corporation (“Kohl’s”) operates a chain of departmental stores in the United States. Kohl’s offers apparel, footwear, and accessories for women, men, and children, as well as soft home products, such as sheets and pillows; and housewares through its stores and online. Kohl’s also provides online shopping of furniture and electronics.

Kohl’s SEC file number is 1-11084

Historical Performance of Kohl’s

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	53.86	45.26	51.63
June 30, 2005	58.50	46.18	55.91
September 30, 2005	58.90	47.87	50.18
December 30, 2005	50.96	43.63	48.60
March 31, 2006	53.54	42.78	53.01
June 30, 2006	59.70	51.52	59.12
September 29, 2006	68.44	53.09	64.92
December 29, 2006	75.52	64.65	68.43
March 30, 2007	77.00	65.56	76.61
June 29, 2007	79.55	68.10	71.03
September 28, 2007	71.62	52.75	57.33
December 31, 2007	63.96	44.16	45.80
March 31, 2008	48.39	37.89	42.89
April 1, 2008 through June 6, 2008	50.93	41.90	44.36

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Kohl’s
Initial Price:	USD[●]
Barrier Level	75.00%
Interest Rate:	13.00 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	N/A	-30.00%
-	40%	-33.50%	N/A	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

FWP-14

INTERNATIONALCONTINENTALEXCHANGE, INC. (ICE)

INTERNATIONALCONTINENTALEXCHANGE, INC.

According to publicly available information, InterContinental Exchange (“ICE”), Inc., through its subsidiaries, owns and operates an Internet-based global electronic marketplace for trading in futures and over-the-counter (OTC) commodities, and derivative financial products in the United States and internationally.The Futures segment offers trading in standardized derivative contracts on its regulated exchanges. The OTC segment provides trading in over-the-counter, or off-exchange, energy-related products, and derivative contracts, including contracts that provide for the physical delivery of an underlying commodity or for financial settlement based on the price of an underlying commodity. The Market Data segment offers various market data services and products for futures and OTC market participants and observers, including publication of daily indices, access to historical pricing data, view only access to the platform, end of day settlements, and pricing data sets, as well as a service that involves the validation of participants' own mark valuations.

ICE’s SEC file number is 001-32671

Historical Performance of ICE

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	43.90	31.27	36.35
March 31, 2006	73.57	36.00	69.05
June 30, 2006	82.35	45.27	57.94
September 29, 2006	77.90	51.77	75.07
December 29, 2006	113.85	72.15	107.90
March 30, 2007	167.00	109.00	122.21
June 29, 2007	162.47	120.56	147.85
September 28, 2007	174.11	117.25	151.90
December 31, 2007	194.92	151.76	192.50
March 31, 2008	193.58	110.33	130.50
April 1, 2008 through June 6, 2008	167.28	128.11	128.11

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	ICE
Initial Price:	USD[●]
Barrier Level	70.00
Interest Rate:	12.50 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 month
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.25%		100.00%
+	90%	6.25%		90.00%
+	80%	6.25%		80.00%
+	70%	6.25%		70.00%
+	60%	6.25%		60.00%
+	50%	6.25%		50.00%
+	40%	6.25%		40.00%
+	30%	6.25%		30.00%
+	20%	6.25%		20.00%
+	10%	6.25%		10.00%
	0%	6.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.75%	6.25%	-10.00%
-	20%	-13.75%	6.25%	-20.00%
-	30%	-23.75%	6.25%	-30.00%
-	40%	-33.75%	N/A	-40.00%
-	50%	-43.75%	N/A	-50.00%
-	60%	-53.75%	N/A	-60.00%
-	70%	-63.75%	N/A	-70.00%
-	80%	-73.75%	N/A	-80.00%
-	90%	-83.75%	N/A	-90.00%
-	100%	-93.75%	N/A	-100.00%

FWP-15

VALERO ENERGY CORPORATION (VLO)

Description of VALERO ENERGY CORPORATION

According to publicly available information, VALERO ENERGY CORPORATION (“Valero”) is an independent petroleum refining and marketing company that owns and operates refineries in the United States and Canada. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada as well as refined products through a network of retail and wholesale branded outlets in the United States, Canada, and Aruba.

Valero’s SEC file number is 1-13175.

Historical Performance of Valero

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	38.58	21.01	36.64
June 30, 2005	41.13	28.96	39.56
September 30, 2005	58.63	39.38	56.53
December 30, 2005	58.15	45.86	51.60
March 31, 2006	63.61	48.00	59.78
June 30, 2006	70.74	55.19	66.52
September 29, 2006	68.83	46.84	51.47
December 29, 2006	57.09	47.52	51.16
March 30, 2007	66.02	47.66	64.49
June 29, 2007	77.89	63.53	73.86
September 28, 2007	78.68	60.00	67.18
December 31, 2007	75.75	60.80	70.03
March 31, 2008	71.10	45.03	49.11
April 1, 2008 through June 6, 2008	55.00	44.55	46.33

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Valero
Initial Price:	USD[●]
Barrier Level:	75.00%
Interest Rate:	11.00 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	2.75%		100.00%
+	90%	2.75%		90.00%
+	80%	2.75%		80.00%
+	70%	2.75%		70.00%
+	60%	2.75%		60.00%
+	50%	2.75%		50.00%
+	40%	2.75%		40.00%
+	30%	2.75%		30.00%
+	20%	2.75%		20.00%
+	10%	2.75%		10.00%
	0%	2.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-7.25%	2.75%	-10.00%
-	20%	-17.25%	2.75%	-20.00%
-	30%	-27.25%	N/A	-30.00%
-	40%	-37.25%	N/A	-40.00%
-	50%	-47.25%	N/A	-50.00%
-	60%	-57.25%	N/A	-60.00%
-	70%	-67.25%	N/A	-70.00%
-	80%	-77.25%	N/A	-80.00%
-	90%	-87.25%	N/A	-90.00%
-	100%	-97.25%	N/A	-100.00%

FWP-16

REGIONS FINANCIAL CORPORATION (RF)

Description of REGIONS FINANCIAL CORPORATION

According to publicly available information, Regions Financial Corporation (“Regions Financial”) operates as the holding company for Regions Bank that provides a range of commercial, retail, and mortgage banking services in the United States. Regions Financial offers various deposit products, including checking accounts, savings accounts, money market accounts, and foreign deposits, as well as time deposits, including certificates of deposits and individual retirement accounts. Regions Financial Corporation, through other subsidiaries, also provides regional brokerage and investment banking products and services, such as securities brokerage, asset management, financial planning, mutual funds, securities underwriting, and sales and trading services, as well as insurance brokerage services for various lines of personal and commercial insurance, including property, casualty, life, health, accident, and credit-related insurance products..

Region Financial’s SEC file number is 000-50831.

Historical Performance of Regions Financial

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	35.52	31.66	32.40
June 30, 2005	34.50	31.30	33.88
September 30, 2005	35.54	30.44	31.12
December 30, 2005	35.01	29.16	34.16
March 31, 2006	36.32	32.89	35.17
June 30, 2006	36.66	32.66	33.12
September 29, 2006	37.36	32.37	36.79
December 29, 2006	39.09	36.25	37.40
March 30, 2007	38.17	33.84	35.37
June 29, 2007	36.66	32.87	33.10
September 28, 2007	34.44	28.90	29.48
December 31, 2007	31.23	22.84	23.65
March 31, 2008	25.84	18.50	19.75
April 1, 2008 through June 6, 2008	24.31	15.31	15.45

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Regions Financial
Initial Price:	USD[●]
Barrier Level:	60.00%
Interest Rate:	10.50 percent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.25%		100.00%
+	90%	5.25%		90.00%
+	80%	5.25%		80.00%
+	70%	5.25%		70.00%
+	60%	5.25%		60.00%
+	50%	5.25%		50.00%
+	40%	5.25%		40.00%
+	30%	5.25%		30.00%
+	20%	5.25%		20.00%
+	10%	5.25%		10.00%
	0%	5.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.75%	5.25%	-10.00%
-	20%	-14.75%	5.25%	-20.00%
-	30%	-24.75%	5.25%	-30.00%
-	40%	-34.75%	5.25%	-40.00%
-	50%	-44.75%	N/A	-50.00%
-	60%	-54.75%	N/A	-60.00%
-	70%	-64.75%	N/A	-70.00%
-	80%	-74.75%	N/A	-80.00%
-	90%	-84.75%	N/A	-90.00%
-	100%	-94.75%	N/A	-100.00%

FWP-17